UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

Onex Falcon Direct Lending BDC Fund

(Exact name of registrant as specified in its charter)

Delaware	000-56341	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Custom House Street, 10th Floor

Boston, MA 02110

Telephone: (616) 412-2700

(Address, zip code, and telephone number, including area code, of registrant’s principal executive office.)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

☒ Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, Scott Lenahan resigned as Secretary of Onex Falcon Direct Lending BDC Fund (the “Fund”), effective immediately.

On December 15, 2021, the Fund’s board of trustees (the “Board”) appointed Steven Gutman, born in 1956, as Secretary of the Fund, effective immediately. Mr. Gutman currently serves as General Counsel of the Fund and with this appointment will serve as Secretary and General Counsel of the Fund.

Steven Gutman, General Counsel of the Fund and General Counsel of Onex Credit, joined Onex Credit in 2007. Mr. Gutman has 40 years of experience. Prior to joining Onex Credit, he practiced finance and insolvency law at Luskin, Stern & Eisler, LLP where he worked on bankruptcies and workouts. Mr. Gutman also held various positions over 13 years with affiliates of ABN AMRO Bank N.V., including that of general counsel for European American Bank and for North America Special Credits. Mr. Gutman earned a B.A. from the University of Rochester and a J.D. from Washington University School of Law.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Onex Falcon Direct Lending BDC Fund

Date: December 16, 2021	By:	/s/ Steven Gutman
	Name:	Steven Gutman
	Title:	Secretary and General Counsel